                                                                     EXHIBIT 3.2

                             AMENDED AND RESTATED

                                    BYLAWS

                                      of

                            DATA RETURN CORPORATION


          The following Amended and Restated Bylaws, adopted by the shareholders of Data Return Corporation (the "Corporation") as of the date the Corporation's Registration Statement on Form S-1 (File No. 333-84011) is declared effective by the Securities and Exchange Commission, shall govern the business of the Corporation, except as the same may be afterwards amended:

                                   ARTICLE I

                                 CAPITAL STOCK
                                 -------------

          Section 1.     Certificates Representing Shares.  The Corporation
          ---------      --------------------------------
shall deliver certificates representing all shares to which shareholders are entitled. Such certificates shall be signed by the Chairman of the Board, the President, the Chief Executive Officer or a Vice President and either the Secretary or any Assistant Secretary, and shall bear the seal of the Corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

          Section 2.     Shareholders of Record.  The Board of Directors of the
          ---------      ----------------------
Corporation may appoint one or more transfer agents or registrars of any class of stock of the Corporation. Unless and until such appointment is made, the Secretary of the Corporation shall maintain among other records a stock transfer book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, whether or not such shares originate from original issues or from transfer. The names and addresses of shareholders as they appear on the stock transfer book shall be the official list of shareholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

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          Section 3.     Transfer of Shares.  The shares of the Corporation
          ---------      ------------------
shall be transferable on the stock transfer books of the Corporation by the holder of record thereof, or his duly authorized attorney or legal representative, upon endorsement and surrender for cancellation of the certificates for such shares. All certificates surrendered for transfer shall be cancelled, and no new certificate shall be issued until a former certificate or certificates for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Corporation and any transfer agent or registrar as the Board of Directors or the Secretary or any other officer may prescribe.


                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS

          Section 1.     Place of Meetings.  All meetings of shareholders shall
          ---------      -----------------
be held at the registered office of the Corporation, or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting.

          Section 2.     Annual Meeting.  The annual meeting of the shareholders
          ---------      --------------
of the Corporation shall be held on such date as shall be designated by the Board of Directors and stated in the notice of the meeting, and on any subsequent day or days to which such meeting may be adjourned, for the purposes of electing directors and of transacting such other business as may properly come before the meeting. The Board of Directors shall designate the place and time for the holding of such meeting. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

          Section 3.     Special Meetings.  Special meetings of the shareholders
          ---------      ----------------
may be called by the Chairman of the Board, the President, the Chief Executive Officer or the Board of Directors. Special meetings of shareholders shall be called by the Secretary upon the written request of the holders of shares entitled to cast not less than 50% of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. Upon receipt of such request and any notice required by Sections 8 and/or 9 of Article II, the Board of Directors shall set a date for the special meeting, set a record date in accordance with
Article II, Section 5, and shall cause an appropriate officer of the Corporation to give the notice required under Article II, Section 4.

          Section 4.     Notice of Meeting.  Written notice of all meetings
          ---------      -----------------
stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting to the shareholders of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with

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postage thereon prepaid. Any notice required to be given to any shareholder under any provision of the Texas Business Corporation Act or the Articles of Incorporation of the Corporation or these Bylaws need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 2-month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

          Section 5.     Fixing of Record Date.  The Board of Directors shall
          ---------      ---------------------
fix and shall have the exclusive authority to fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of or to vote at any annual or special meeting of shareholders or any adjournment thereof, or shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall be not more than sixty days, and in the case of a meeting of shareholders not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

          Section 6.     Voting List.  The officer or agent having charge of the
          ---------      -----------
stock transfer books of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with any requirements of this
Section 6 shall not affect the validity of any action taken at such meeting.

          Section 7.     Voting.  Except to the extent otherwise provided in the
          ---------      ------
Articles of Incorporation, each holder of shares of the Corporation entitled to vote shall be entitled to one vote for each such share, either in person or by proxy executed in writing by him or by his duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

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          Section 8.     Nomination of Directors.  Subject to the rights of
          ---------      -----------------------
holders of any class or series of stock having a preference over Common Stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances, nominations of persons for election to the Board of Directors may be made only (a) by the Board of Directors or a committee appointed by the Board of Directors or (b) by any shareholder who is a shareholder of record at the time of giving the shareholder's notice provided for in this Section 8, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 8. A shareholder wishing to nominate one or more individuals to stand for election in the election of members of the Board of Directors at any annual or special meeting must provide written notice thereof to the Board of Directors not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by a mailing to shareholders, a press release or a filing with the Securities and Exchange Commission pursuant to Section 13(a) or 14(a) of the Securities and Exchange Act of 1934 more than 90 days prior to the meeting, such notice, to be timely, must be delivered to the Board of Directors not later than the close of business on the tenth day following the day on which the date of the meeting was publicly announced. A shareholder's notice shall set forth (i) the name and address, as they appear on the Corporation's books, of the shareholder making the nomination or nominations; (ii) such information regarding the nominee(s) proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee(s) been nominated or intended to be nominated by the Board of Directors;
(iii) a representation of the shareholder as to the class and number of shares of capital stock of the Corporation that are beneficially owned by such shareholder, and the shareholder's intent to appear in person or by proxy at the meeting to propose such nomination; and (iv) the written consent of the nominee(s) to serve as a member of the Board of Directors if so elected. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 8. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the provisions of the Bylaws, and if the chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          Section 9.     Proposals of Shareholders.  At any meeting of
          ---------      -------------------------
shareholders, there shall be conducted only such business as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the shareholder's notice provided for in this Section 9, who shall be entitled to vote at such meeting and who complies with the notice procedure set forth in this Section 9. For business to be properly brought before a meeting of shareholders by a shareholder, the shareholder shall have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by a mailing to shareholders, a press release or a filing with the Securities and Exchange Commission pursuant to Section 13(a) or 14(a) of the Securities and Exchange Act of 1934 more than 90 days prior to the meeting, such notice, to be timely, must be

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delivered to the Board of Directors not later than the close of business on the tenth day following the day on which the date of the meeting was first so publicly announced. A shareholder's notice shall set forth as to each matter proposed to be brought before the meeting: (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal regarding the amendment of either the Articles of Incorporation or Bylaws of the Corporation, the language of the proposed amendment; (2) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (3) a representation of the shareholder as to the class and number of shares of capital stock of the Corporation that are beneficially owned by such shareholder, and the shareholder's intent to appear in person or by proxy at the meeting to propose such business; and (4) any material interest of such shareholder in such proposal or business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a shareholders meeting unless brought before the meeting in accordance with the procedure set forth in this Section 9. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          Section 10.    Quorum and Voting of Shareholders.  Except as otherwise
          ----------     ---------------------------------
provided by law or the Articles of Incorporation, the holders of a majority of shares entitled to vote at a meeting of the shareholders, represented in person or by proxy, shall constitute a quorum for the transaction of business at such meeting, but, if a quorum is not present or represented, a majority in interest of those present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law, the Articles of Incorporation, or these Bylaws, the vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting at which a quorum is presented or represented shall be the act of the shareholders' meeting.

          Section 11.    Officers.  The Chairman of the Board, if there is one,
          ----------     --------
or otherwise the President, shall, if present, preside at and be the chairman of, and the Secretary shall keep the records of, each meeting of shareholders. In the absence of either such officer, his duties shall be performed by another officer of the Corporation appointed by the Board of Directors or appointed at the meeting.

          Section 12.    Conduct of Meetings.  The chairman of a meeting of
          ----------     -------------------
shareholders shall have the power to appoint inspectors of election and to establish and interpret rules for the conduct of the meeting.

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                                  ARTICLE III

                                   DIRECTORS
                                   ---------

          Section 1.     Number and Tenure.  The business and affairs of the
          ---------      -----------------
Corporation shall be managed by a Board of Directors initially consisting of five directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors or by due election of that number of directors by the shareholders. The Board of Directors shall be divided into three classes, to be known as Classes "I," "II" and "III," with the term of office of one class expiring each year. Class I shall consist of one or two directors, each to hold office for an initial term expiring on the date of the 2000 annual meeting of shareholders; Class II shall consist of one or two directors, each to hold office for an initial term expiring on the date of the 2001 annual meeting of shareholders; and Class III shall consist of one or two directors, each to hold office for an initial term expiring on the date of the 2002 annual meeting of shareholders, or, in each case, until his successor shall be elected and shall have qualified. Subject to the foregoing, at each annual meeting of shareholders a single class of directors shall be elected to succeed the directors whose terms shall have expired, and to hold office for a term expiring at the third succeeding annual meeting of shareholders. In the event of an increase or decrease in the number of directors, any newly created or eliminated directorships shall be apportioned among the classes so as to make all classes as nearly equal as possible; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director.

          Section 2.     Qualifications.  Directors need not be residents of the
          ---------      --------------
State of Texas or shareholders of the Corporation.

          Section 3.     Vacancies.  Any vacancy occurring in the Board of
          ---------      ---------
Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for the purpose or by election by the affirmative vote of a majority of the remaining directors, through less than a quorum of the entire Board; provided, however, that any directorship to be filled by the Board of Directors by reason of an increase in the number of directors may be filled for a term of office continuing only until the next election of one or more directors by the shareholders; and provided, further, that the Board of Directors may not fill more than two directorships to be filled by reason of an increase in the number of directors during the period between any two successive annual meetings of the shareholders. Subject to the foregoing, a director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

          Section 4.     Place of Meeting.  Meetings of the Board of Directors
          ---------      ----------------
may be held either within or without the State of Texas, at whatever place is specified by the officer calling the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Corporation.

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          Section 5.     Regular Meetings.  The Board of Directors shall meet
          ---------      ----------------
each year immediately following the annual meeting of the shareholders, at the place of such meeting, for the transaction of such business as may properly be brought before it. No notice of annual meetings need be given to either existing or newly elected members of the Board of Directors. Regular meetings may be held at such other times as shall be designated by the Board of Directors.

          Section 6.     Special Meetings.  Special meetings of the Board of
          ---------      ----------------
Directors may be held at any time upon the call of the Chairman of the Board, the Chief Executive Officer, the President or any two directors of the Corporation. Notice of special meetings shall be given to each director, and may be given by any of the following methods: (a) by mail or telegram sent to the last known business or residence address of such director at least four days before the meeting, (b) by facsimile to the last known business or residence facsimile number of such director transmitted at least two days before the meeting or (c) orally at least one day before the meeting. For purposes of the foregoing sentence, notice shall be deemed given (i) by mail, when deposited in the U.S. mail, postage prepaid, or by telegram, when the telegram is delivered to the telegraph company for transmittal, (ii) by facsimile, when transmittal is confirmed by the sending facsimile machine and (iii) orally, when communicated in person or by telephone to the director or to a person at the business or residence of the director who may reasonably be expected to communicate it to the director. In calculating the number of days' notice received by a director, the date the notice is given by any of the foregoing methods shall be counted, but the date of the meeting to which the notice relates shall not be counted. Notice of the time, place and purpose of a special meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where the director attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          Section 7.     Quorum.  One-half of the number of directors fixed in
          ---------      ------
the manner provided in these Bylaws as from time to time amended shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time until they can secure the attendance of a quorum. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any regular or special directors' meeting may be adjourned from time to time by those present, whether a quorum is present or not.

          Section 8.     Committees.  The Board of Directors, by resolution or
          ---------      ----------
resolutions passed by a majority of the whole Board of Directors, may designate one or more members of the Board of Directors to constitute an Executive Committee and one or more other committees, which shall in each case consist of such number of directors as the Board of Directors may determine. The Executive Committee shall have and may exercise, subject to such restrictions as may be contained in the Articles of Incorporation or that may be imposed by law, all of the authority of the Board of Directors, including without limitation the power and authority to declare a dividend

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and to authorize the issuance of shares of the Corporation. Each other committee shall have and may exercise such powers of the Board in the management of the business and affairs of the Corporation, including without limitation the power and authority to declare a dividend and to authorize the issuance of shares of the Corporation, as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Articles of Incorporation or that may be imposed by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Texas, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall provide otherwise by resolution. The Board of Directors shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to disband any such committee, either with or without cause, at any time. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

          Section 9.     Compensation.  Directors may be paid their expenses, if
          ---------      ------------
any, of attendance at each regular or special meeting of the Board of Directors or any committee thereof, and a salary as director as may be fixed by the Board of Directors from time to time; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 10.    Removal.  At any special meeting of shareholders called
          ----------     -------
expressly for the purposes of removal (for which, if called by shareholders, notice has been given in accordance with Article II, Section 9), any director or the entire Board of Directors may be removed, either for or without cause, by the affirmative vote of a majority of the outstanding shares entitled to vote at elections of directors. Whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, only the holders of shares of that class or series shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series.

          Section 11.    Action Without a Meeting.  Any action required or
          ----------     ------------------------
permitted to be taken at a meeting of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or members of the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

          Section 12.    Advisory Directors.  The Board of Directors may
          ----------     ------------------
appoint such number of advisory directors as it shall from time to time determine. Each advisory director appointed shall hold office for the term for which he is elected or until his earlier death, resignation, retirement or removal by the Board of Directors. The advisory directors may attend and be present at the meetings of the Board of Directors, although a meeting of the Board of Directors may be held without notice to the advisory directors and the advisory directors shall not be considered in

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determining whether a quorum of the Board of Directors is present. The advisory directors shall advise and counsel the Board of Directors on the business and operations of the Corporation as requested by the Board of Directors; however, the advisory directors shall not be entitled to vote on any matter presented to the Board of Directors.



                                   ARTICLE IV

                                    OFFICERS
                                    --------

          Section 1.     Designation.  The officers of the Corporation shall be
          ---------      -----------
chosen by the Board of Directors and shall consist of the offices of:

          (a)  President and Secretary; and

          (b) Such other offices and officers (including a Chairman of the Board, Vice Chairman, Chief Executive Officer, Chief Operating Officer, one or more Vice Presidents, and a Treasurer) and assistant officers and agents as the Board of Directors shall deem necessary.

          Section 2.     Election of Officers.  Each officer designated in
          ---------      --------------------
clause (a) of Section 1 of this Article IV shall be elected by the Board of Directors on the expiration of the term of office of such officer, as herein provided, or whenever a vacancy exists in such office. Each officer or agent designated in clause (b) of Section 1 of this Article IV may be elected by the Board at any meeting.

          Section 3.     Vacancies.  Whenever any vacancies shall occur in any
          ---------      ---------
office by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.

          Section 4.     Removal.  Any officer or agent elected or appointed by
          ---------      -------
the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          Section 5.     Chairman of the Board.  If a Chairman of the Board is
          ---------      ---------------------
elected, he shall be chosen from among the Directors. The Chairman shall have the power to call special meetings of the shareholders and of the Directors for any purpose or purposes, and he shall preside at all meetings of the Board of Directors, unless he shall be absent or unless he shall, at his election, designate the Vice Chairman, if one is elected, or the Chief Executive Officer or the President to

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preside in his stead. The Chairman of the Board shall submit a report as to the operations of the Corporation for the preceding fiscal year to the Board of Directors as soon as practicable in each year and with the Chief Executive Officer, to the shareholders at or prior to each annual meeting of shareholders, and the Chairman of the Board shall from time to time report to the Board of Directors matters within his knowledge which the interest of the Corporation may require to be so reported. The Chairman of the Board shall advise and counsel the Chief Executive Officer and other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to him from time to time by the Board of Directors.

          Section 6.     Vice Chairman.  The Vice Chairman, if one is elected,
          ---------      -------------
shall have the power to call special meetings of the shareholders and of the Directors for any purpose or purposes, and, in the absence of the Chairman of the Board, the Vice Chairman shall preside at all meetings of the Board of Directors unless he shall be absent. The Vice Chairman shall advise and counsel the other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to him from time to time by the Board of Directors.

          Section 7.     Chief Executive Officer.  Subject to the supervision of
          ---------      -----------------------
the Board of Directors, the Chief Executive Officer, if one is elected, shall have general supervision, management, direction and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board and the Vice Chairman, at all meetings of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall perform such other duties and possess such other authority and powers as the Board of Directors may from time to time prescribe. The Chief Executive Officer shall have general supervision and direction of all other officers, agents and employees of the Corporation to see that their respective duties are properly performed. In the event no individual is elected to the office of Chief Operating Officer, the Chief Executive Officer shall have the powers and perform the duties of the Chief Operating Officer.

          Section 8.     Chief Operating Officer.  Subject to the supervision of
          ---------      -----------------------
the Board of Directors, the Chief Operating Officer, if one is elected, shall have general supervision of the day to day operations of the Corporation. The Chief Operating Officer shall be ex officio a member of the Executive Committee, if any, of the Board of Directors. The Chief Operating Officer shall have the general powers and duties of management usually vested in the office of chief operating officer of a corporation and shall perform such other duties and possess such other authority and powers as the Board of Directors may from time to time prescribe.

          Section 9.     President.  In the absence or disability of the Chief
          ---------      ---------
Executive Officer, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the powers and be subject to all the restrictions upon the Chief Executive Officer, including the power to sign all instruments and to take all actions which the Chief Executive Officer is authorized to perform by the Board of Directors or the Bylaws. The President shall have the general powers and duties usually vested in the office of president of a corporation and shall perform such other duties and possess such other authority and powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.

          Section 10.    Chief Financial Officer.  The Chief Financial Officer
          ----------     -----------------------
shall, subject to the control of the Board of Directors, the President and the Chairman of the Board, if there is one, in general assist the chief executive officer. The Chief Financial Officer may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed; and shall perform all duties relating to the general management and operation (with specific attention to financial matters) of the Corporation incident to the office of Chief Financial Officer and such other duties as may be prescribed by the Board of Directors from time to time.

          Section 11.    Vice Presidents.  The Vice President, or if there shall
          ----------     ---------------
be more than one, the Vice Presidents in the order determined by a majority vote of the Board of Directors, shall, in the prolonged absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the Chief Executive Officer may from time to time delegate.

          Section 12.    Secretary.  The Secretary shall be the custodian of and
          ----------     ---------
shall maintain the corporate books and records and shall record or see to the proper recording of all proceedings of the meetings of the shareholders and of the Board of Directors of the Corporation in a book to be maintained for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall have the authority to sign stock certificates and shall perform all duties usually vested in the office of secretary of a corporation and shall perform such other duties and possess such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.

          Section 13.    Assistant Secretaries.  The Assistant Secretary, or if
          ----------     ---------------------
there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the Chief Executive Officer may from time to time delegate.

          Section 14.    Treasurer.  The Treasurer shall keep such moneys of the
          ----------     ---------
Corporation as may be entrusted to his keeping and account for the same. The Treasurer shall be prepared at all times to give information as to the condition of the Corporation and shall make a detailed annual report of the entire business and financial condition of the Corporation. The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to the Treasurer by the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer or any other officer to whom such authority is delegated. The duties of the Treasurer may also be performed by any Assistant Treasurer.

          Section 15.    Assistant Treasurers.  The Assistant Treasurer, or, if
          ----------     --------------------
there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.

          Section 16.    Other Officers.  Any officer whose duties are not set
          ----------     --------------
forth in this Article IV shall have such duties as the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or the President may prescribe.

          Section 17.    Delegation of Authority.  In the case of any absence of
          ----------     -----------------------
any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, shareholder or agent for whatever period of time seems desirable.


                                   ARTICLE V

                                   INDEMNITY
                                   ---------

          Section 1.     Indemnification of Directors and Executive Officers.
          ---------      ---------------------------------------------------
Each person who at any time shall serve, or shall have served, as a director or executive officer of the Corporation, or any person who, while a director or executive officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (each such person referred to herein as an "Indemnitee"), shall be entitled to indemnification as and to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act or any successor statutory provision, as from time to time amended (the "T.B.C.A."). The foregoing right to indemnification shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, other provision of these Bylaws, vote of shareholders or directors, or other arrangement. The Corporation may enter into indemnification agreements with its officers and directors that contractually provide to them the benefits of the provisions of this Article V and include related provisions meant to facilitate the Indemnitees' receipt of such benefits and such other indemnification protections as may be deemed appropriate.

          Section 2.     Advancement or Reimbursement of Expenses.  The rights
          ---------      ----------------------------------------
of Indemnitee provided under the preceding section shall include, but not be limited to, the right to be indemnified and to have expenses advanced in all proceedings to the fullest extent permitted by Article 2.02-1 of the T.B.C.A.
In the event that an Indemnitee is not wholly successful, on the merits or otherwise, in a proceeding but is successful, on the merits or otherwise, as to any claim in such proceeding, the Corporation shall indemnify Indemnitee against all expenses actually and reasonably incurred by him or on his behalf relating to each claim. the termination of a claim in a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim. In addition, to the extent an Indemnitee is, by reason of his corporate status, a witness or otherwise participates in any proceeding at a time when he is not named a defendant or respondent in the proceeding, he shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection therewith. The Corporation shall pay all reasonable expenses incurred by or on behalf of Indemnitee in connection with any proceeding or claim, whether brought by the Corporation or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to this Article V within ten days after the receipt by the Corporation of a written request from Indemnitee reasonably evidencing such expenses and requesting such payment or payments from time to time, whether prior to or after final disposition of such proceeding or claim; provided that the Indemnitee undertakes and agrees in writing that he will reimburse and repay the Corporation for any expenses so advanced to the extent that it shall ultimately be determined by a court, in a final adjudication from which there is no further right of appeal, that Indemnitee is not entitled to be indemnified against such expenses.

          Section 3.     Determination of Request.  Upon written request to the
          ---------      ------------------------
Corporation by an Indemnitee for indemnification pursuant to these Bylaws, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in accordance with Article 2.02-1 of the T.B.C.A. provided, however, that notwithstanding the foregoing, if a Change in Control shall have occurred, such determination shall be made by Independent Counsel selected by the Indemnitee, unless the Indemnitee shall request that such determination be made in accordance with Article 2.02-1F (1) or (2). The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred in connection with any such determination. If a Change in Control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in this Article) to be entitled to indemnification under this Article upon submission of a request to the Corporation for indemnification, and thereafter the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by Independent Counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel or such other person or persons convinces him or them by clear and convincing evidence the presumption should not apply.

          Section 4.     Effect of Certain Proceedings.  The termination of any
          ---------      -----------------------------
proceeding or of any claim in a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) by itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did conduct himself in good faith and in a manner that he reasonably believed in the case of conduct in his official capacity, that was in the best interests of the Corporation or, in all other cases, that was not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful and Indemnitee shall be deemed to have been found liable in respect of any claim only after he shall have been so adjudged by a court in competent jurisdiction after exhaustion of all appeals therefrom.

          Section 5.     Expenses of Enforcement of Article.  In the event that
          ---------      ----------------------------------
Indemnitee, pursuant to this Article V, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, rights created under or pursuant to this Article, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses actually and reasonably incurred by him in such judicial adjudication but only if he prevails therein. If it shall be determined in said judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for Indemnitee. Notwithstanding the foregoing, if a Change in Control shall have occurred, Indemnitee shall be entitled to indemnification under this Section regardless of whether Indemnitee ultimately prevails in such judicial adjudication.

          Section 6.     Indemnification of Other Officers, Employees and
          ---------      ------------------------------------------------
Agents. The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an officer who is not an executive officer, an employee or agent to the Corporation to the same extent and subject to the same conditions (or to such lessor extent and/or with such other conditions as the Board of Directors may determine) under which it may indemnify and advance expenses to an Indemnitee under this Article V; and the Corporation may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Corporation, but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the Board of Directors may determine) that it may indemnify and advance expenses to Indemnitees under this Article V.

          Section 7.     Insurance and Self-Insurance Arrangements.  The
          ---------      -----------------------------------------
Corporation may procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any Indemnitee against any expense, liability or loss asserted against or incurred by such person, incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify such person against such expense or liability. In considering the cost and availability of such insurance, the Corporation, (through the exercise of the business judgment of its directors and officers), may from time to time, purchase insurance which provides for any and all of (i) deductibles, (ii) limits on payments required to be made by the insurer, or (iii) that is available to the Corporation but which the officers or directors of the Corporation determine is inadvisable for the Corporation to purchase given the cost involved. The purchase of insurance with deductibles, limits on payments and coverage exclusions will be deemed to be in the best interest of the Corporation but may not be in the best interest of certain of the persons covered thereby. As to the Corporation, purchasing insurance with deductibles, limits on payments, and coverage exclusions is similar to the Corporation's practice of self-insurance in other areas. In order to protect the Indemnitees who would otherwise be more fully or entirely covered under such policies, the Corporation shall indemnify and hold each of them harmless as provided in Section 1 of this Article V, without regard to whether the Corporation would otherwise be entitled to indemnify such officer or director under the other provisions of this Article V, or under any law, agreement, vote of shareholders or directors or other arrangement, to the extent (i) of such deductibles, (ii) of amounts exceeding payments required to be made by an insurer or (iii) that policies of officer's and director's liability insurance that are available, were available or which become available to the Corporation or which are generally available to companies comparable to the Corporation but which the officers or directors of the Corporation determine is inadvisable for the Corporation to purchase, given the cost involved. Notwithstanding the foregoing provision of this Section 7, no Indemnitee shall be entitled to indemnification for the results of such person's conduct that is intentionally adverse to the interests of the Corporation. This Section 7 is authorized by
Section 2.01-1(r) of the T.B.C.A. as in effect on September 27, 1995, and further is intended to establish an arrangement of self-insurance pursuant to that section.

          Section 8.     Severability.  If any provision or provisions of this
          ---------      ------------
Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and, to the fullest extent possible, the provisions of this Article shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          Section 9.     Definitions.  The following terms are used herein as
          ---------      -----------
follows:

          "Change in Control" means a change in control of the Corporation occurring after the date of adoption of these Bylaws of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if at any time after the date of adoption of these Bylaws (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter or (iii) during any 15-month period, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director, whose election or nomination for election by the Corporation's shareholders, or election or appointment by the Board of Directors, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

          "corporate status" means the status of a person who is or was a director, officer, partner, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

          "Disinterested Director" means a director of the Corporation who is not a named defendant or respondent to the proceeding or subject to a claim in respect of which indemnification is sought by Indemnitee.

          "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent: (a) the Corporation or Indemnitee in any matter material to either such party, (b) to any other party to the proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding voting securities. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct the prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights to indemnification under these Bylaws.


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          Section 1.     Amendments.  These Bylaws may be amended or repealed,
          ---------      ----------
or new Bylaws adopted, (a) by the Board of Directors, unless the shareholders in amending, repealing or adopting a particular Bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw or unless the Articles of Incorporation or the T.B.C.A. reserves the power to take such action to the shareholders in whole or in part or (b) by the shareholders, unless the Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise to all or some portion of the Bylaws; provided that any amendment or repeal of the Bylaws by the shareholders may only be effected at a shareholders meeting for which notice has been given pursuant to Article II, Section 9 of these Bylaws.

          Section 2.     Waiver.  Whenever any notice is required to be given to
          ---------      ------
any shareholder, director of committee member under the provisions of any law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

          Section 3.     Conference Telephone Meetings.  Meetings of
          ---------      -----------------------------
shareholders, directors, or any committee thereof, may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          Section 4.     Offices.  The principal office of the Corporation shall
          ---------      -------
be located in Arlington, Texas, unless and until changed by resolution of the Board of Directors. The Corporation may also have offices at such other places at the Board of Directors may from time to time designate, or as the business of the Corporation may require.

          Section 5.     Resignations.  Any director or officer may resign at
          ---------      ------------
any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

          Section 6.     Seal.  The seal of the Corporation, if there is one,
          ---------      ----
shall be in such form as prescribed by the Board of Directors.

          Section 7.     Fiscal Year.  The fiscal year of the Corporation shall
          ---------      -----------
be the year ending on March 31, or such other fiscal year as shall be fixed by the resolution of the Board of Directors.